Exhibit 99.1

Investor/Media Contact:

Arthur Shannon
arthur.shannon@bauschhealth.com
(514) 856-3855

(877) 281-6642 (toll free)

COURT UPHOLDS THE VALIDITY AND DETERMINED ACTAVIS’ INFRINGEMENT OF PATENT PROTECTING RELISTOR® TABLETS

BRIDGEWATER, N.J. and NEW YORK, N.Y., July 17, 2019 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) and Progenics Pharmaceuticals (NASDAQ: PGNX), announced today that the U.S. District Court of New Jersey upheld the validity and determined Actavis’ infringement of a patent protecting RELISTOR® (methylnaltrexone bromide) tablets, expiring March 2031.

Defendant, Actavis Laboratories FL, Inc., a subsidiary of Teva Pharmaceutical Industries Ltd, had challenged the validity of and had alleged non-infringement of Claims 2 and 5 of U.S. Patent No. 8,524,276, which protects the formulation of RELISTOR® tablets.

Bausch Health is not aware of any other ANDAs filed with the FDA seeking approval of a generic version of RELISTOR tablets, and will continue to vigorously defend its intellectual property in these and other claims.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. More information can be found at www.bauschhealth.com.

About Progenics

Progenics is an oncology company focused on the development and commercialization of innovative targeted medicines and artificial intelligence to find, fight and follow cancer, including: therapeutic agents designed to treat cancer (AZEDRA®, 1095, and PSMA TTC); prostate-specific membrane antigen (“PSMA”) targeted imaging agents for prostate cancer (PyL™ and 1404); and imaging analysis technology (aBSI and PSMA AI). Progenics has two commercial products, AZEDRA, for the treatment of patients with unresectable, locally advanced or metastatic pheochromocytoma or paraganglioma (rare neuroendocrine tumors of neural crest origin) who require systemic anticancer therapy; and RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies Inc.

Forward-looking Statements
This news release may contain forward-looking statements, which may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company's most recent annual or quarterly report and detailed from time to time in the Company’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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